                                  EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                        EARNINGS PER SHARE COMPUTATION

                Dollars in thousands, except per share amounts)
                                  (unaudited)



                                                                                                       Basic       Diluted
                                                                                                       -----       -------
                                                                                                   Quarter Ended December 31, 1998
                                                                                                   -------------------------------
Weighted average shares outstanding.............................................................       15,296,222   15,296,222
Dilutive effect of stock performance plans......................................................                       373,689
                                                                                                     ------------  -----------
                                                                                                       15,296,222   15,669,911
                                                                                                     ------------  -----------

Net income......................................................................................      $     3,127  $     3,127
Earnings per share..............................................................................      $      0.20  $      0.20

                                                                                                       Basic       Diluted
                                                                                                       -----       -------
                                                                                                   Quarter Ended December 31, 1999
                                                                                                   -------------------------------

Weighted average shares outstanding.............................................................       15,479,965   15,479,965
Dilutive effect of stock performance plans......................................................                       664,770
                                                                                                     ------------  -----------
                                                                                                       15,479,965   16,144,735
                                                                                                     ------------  -----------


Net income......................................................................................      $     4,312  $     4,312
Earnings per share..............................................................................      $      0.28  $      0.27


                                                                                                        Basic       Diluted
                                                                                                        -----       -------
                                                                                                  Six Months Ended December 31, 1998
                                                                                                  ----------------------------------

Weighted average shares outstanding.............................................................       15,285,674   15,285,674
Dilutive effect of stock performance plans......................................................                       356,077
                                                                                                     ------------  -----------

                                                                                                       15,285,674   15,641,751
                                                                                                     ------------  -----------


Net income......................................................................................      $     6,407  $     6,407
Earnings per share..............................................................................      $      0.42  $      0.41

                                                                                                       Basic       Diluted
                                                                                                       -----       -------
                                                                                                 Six Months Ended December 31, 1999
                                                                                                 ----------------------------------

Weighted average shares outstanding.............................................................       15,421,985   15,421,985
Dilutive effect of stock performance plans......................................................                       652,135
                                                                                                     ------------  -----------
                                                                                                       15,421,985   16,074,120
                                                                                                     ------------  -----------
Net income......................................................................................      $    10,889  $    10,889
Earnings per share..............................................................................      $      0.71  $      0.68


At December 31 1999, we had outstanding anti-dilutive commitments under our stock performance plans covering 3,500 shares.

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